Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 15, 2021, by and among Janux Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors set forth on the Schedule of Investors attached hereto as Schedule A (each, an “Investor” and collectively, the “Investors”). This Agreement amends and restates and supersedes in its entirety that certain Amended and Restated Investors’ Rights Agreement executed by the Company and certain of the Investors on March 1, 2021 (the “Prior Agreement”).

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”);

WHEREAS, the Company and certain of the undersigned Investors together constitute the Requisite Holders (as defined in the Prior Agreement) and desire to, on behalf of the undersigned and all other parties to the Prior Agreement, amend and restate and supersede in its entirety the Prior Agreement and to accept the rights and covenants herein, in lieu of their rights and covenants under the Prior Agreement;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. REGISTRATION RIGHTS.

1.1 Definitions. For purposes of this Agreement:

(a) The term “Avalon” means Avalon Ventures XI, L.P., a Delaware limited partnership.

(b) The term “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

(c) The term “Board of Directors” means the Board of Directors of the Company.

(d) The term “Bregua” means Bregua Corporation, a company formed under the laws of the British Virgin Islands.

(e) The term “BVF” means, collectively, Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P. and Biotechnology Value Trading Fund OS, L.P.

(f) The term “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

(g) The term “EcoR1” means, collectively, EcoR1 Capital Fund, L.P., EcoR1 Capital Fund Qualified, L.P. and EcoR1 Venture Opportunity Fund, L.P.

(h) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j) The term “Holder” means any individual or entity owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

(k) The term “Janus” means Janus Henderson Biotech Innovation Master Fund Limited, Janus Henderson Horizon Fund—Biotechnology Fund, Janus Henderson Global Life Sciences Fund and Janus Henderson Capital Funds Plc—Janus Henderson Global Life Sciences Fund (each, together with its (i) permitted transferees and (ii) other entities under management by Janus Capital Management LLC, a “Janus Investor”).

(l) The term “Logos” means Logos Opportunities Fund II, L.P.

(m) The term “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided, however, that New Securities shall exclude: (i) Exempted Securities (as defined in the Restated Certificate); and (ii) shares of Common Stock issued in the Company’s first underwritten public offering of its Common Stock under the Securities Act.

(n) The term “OrbiMed” means OrbiMed Private Investments VIII, LP.

(o) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(p) The term “Preferred Stock” means the Series Seed Preferred Stock, par value $0.001 per share, of the Company, the Series Seed 2 Preferred Stock, par value $0.001 per share, of the Company, the Series A Preferred Stock, par value $0.001 per share, of the Company and the Series B Preferred Stock.

(q) The term “Qualifying IPO” means the firmly underwritten initial public offering of shares of Common Stock at a per share price not less than one and one-quarter (1.25) times the Series B Original Purchase Price (as defined in the Restated Certificate) resulting in proceeds to the Company of at least $50,000,000 in the aggregate (after deducting any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such offering and any expenses payable by the Company in connection with such offering).

(r) The term “RA Capital” means, collectively, RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund II, L.P.

(s) The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the

Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

(t) The term “Registrable Securities” means: (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Section 1 are not assigned and excluding Registrable Securities that have been sold in an offering registered under the Securities Act or in an open-market transaction under Rule 144 of the Securities Act occurring after the Company’s initial public offering.

(u) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then-exercisable or then-convertible securities which are, Registrable Securities.

(v) The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements (up to a maximum of $50,000 in connection with any single registration) of a single special counsel for the Holders selected by Holders of a majority of the Registrable Securities to be registered, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(w) The term “Requisite Holders” means the holders of a majority of the Registrable Securities then outstanding, which must include the holders of at least a majority of the then-outstanding shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-if-converted to Common Stock basis.

(x) The term “Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of the State of Delaware on or about the date hereof (as amended from time to time).

(y) The term “SEC” means the Securities and Exchange Commission.

(z) The term “Securities Act” means the Securities Act of 1933, as amended.

(aa) The term “Selling Expenses” means all underwriting discounts and selling commissions applicable to a sale of Registrable Securities.

(bb) The term “Stockholders’ Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of the date hereof, by and between the Company, the Investors and certain holders of Common Stock of the Company.

(cc) The term “Preferred Directors” means the four (4) members of the Board of Directors that the holders of Preferred Stock, voting as a separate class, are entitled to elect in accordance with the Restated Certificate.

(dd) The term “Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of the Company.

1.2 Demand Registration.

(a) After the earlier of (i) four (4) years after the date of this Agreement or (ii) six (6) months after the effective date of the Company’s initial public offering, if the Company receives a written request from the holders of not less than a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (provided that the anticipated aggregate offering price would exceed $5,000,000), then the Company shall:

(i) within thirty (30) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) effect, as soon as practicable after receipt of such request, the registration under the Securities Act of that number of Registrable Securities which the Holders requested to be registered, subject to the limitations of Section 1.2(b), within thirty (30) days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter(s) will be selected by the Board of Directors (including a majority of the Preferred Directors) and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.5(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities, except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder or in such proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective requested to be registered; provided, however, that any registration that is withdrawn or closed at the request of the Initiating Holders (other than as a result of a material adverse change affecting the Company) shall count as one (1) of the two (2) required registrations pursuant to this Section 1.2(c)(i); or

(ii) If the Company delivers notice to the Initiating Holders within thirty (30) days of such Initiating Holders’ registration request that the Company intends to file the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 of the Securities Act (“SEC Rule 145”)) within sixty (60)

days from the date of such notice; provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) If the registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: (i) first, to the Company; (ii) second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and (iii) third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Company’s initial public offering of shares of Common Stock registered under the Securities Act and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, managers, members and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

1.4 Form S-3 Registration. In the event that the Company receives a written request from the Holders that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, and in any event within forty five (45) days after such request, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one (1) year or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one (1) year period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the Company or any underwriter for the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one (1) year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any order suspending the effectiveness of a registration statement, use its best efforts to obtain the withdrawal of such order at the earliest possible time;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) notify each Holder of Registrable Securities covered by a registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by a registration statement of: (i) the effectiveness of such registration statement; (ii) the filing of any post-effective amendments to such registration statement; or (iii) the filing of a supplement to such registration statement;

(i) promptly make available for inspection, upon reasonable notice during the Company’s regular business hours, by each Holder of Registrable Securities covered by a registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) upon the transfer of shares by a Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Holders or the underwriters;

(k) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(l) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(m) furnish, at the request of any Holder, on the date that such Holder’s Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities; and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

1.6 Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of Section 1.6(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a).

1.7 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.2, Section 1.3 or Section 1.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholder of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

(b) To the extent permitted by law, each selling Holder will, severally but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that, in no event shall any indemnity under this Section 1.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions relating to indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.

(f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

1.9 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction);

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10 Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act relating to the initial public offering of shares of Common Stock registered under the Securities Act; provided, however, that all officers and directors of the Company and holders (individually and together with their affiliates and affiliated investment funds) of at least one percent (1%) of the Company’s voting securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 1.10. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 1.10 and shall have the right, power and authority to enforce the provisions hereof as though they were parties hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements. Notwithstanding the foregoing, the obligations in this Section 1.10 shall not apply to transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) relating to shares or other securities acquired by a Holder either in the Initial Public Offering or on the open market or in other transactions following the Initial Public Offering or that otherwise do not involve or relate to securities of the Company owned by a Holder prior to the Initial Public Offering, or to the sale of any shares to an underwriter pursuant to an underwriting agreement.

1.11 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu with or senior to those granted to the Holders hereunder or would allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to one or more transferees or assignees of such securities (an “Assignee”): (i) to whom such Holder transfers such securities pursuant to Section 3.2 hereof; (ii) who is an employee, Affiliate or affiliated partnership managed by such Holder; or (iii) who, after such assignment or transfer, acquires at least ten percent (10%) (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) of the Registrable Securities held by the Holder as of the date of this Agreement, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Assignee and the securities with respect to which such registration rights are being assigned; and (b) such Assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.10.

1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a Qualifying IPO or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under SEC Rule 144) can be sold in any three (3) month period without registration in compliance with SEC Rule 144.

2. ADDITIONAL COVENANTS.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

(i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (a) an income statement and cash flow statement for such fiscal year, and a comparison between (1) the actual amounts as of and for such fiscal year and (2) the comparable amounts for the prior year and as included in the Budget (as defined in Section 2.1(v) below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, (b) a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and (c) a capitalization table as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles in the United States, and audited and certified by independent public accountants of regionally recognized standing selected by the Company and approved by the Board of Directors (including a majority of the Preferred Directors);

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and cash flow statement for the relevant fiscal quarter, schedule as to the sources and application of funds for such fiscal quarter, and an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter, all prepared in accordance with generally accepted accounting principles in the United States, except for any otherwise applicable footnote disclosures;

(iii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company;

(iv) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail, prepared in accordance with generally accepted accounting principles, except for any otherwise applicable footnote disclosures; and

(v) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors (including a majority of the Preferred Directors) and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(vi) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 2.1(vi) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

2.2 Right of First Refusal. Subject to the terms and conditions specified in this Section 2.2, the Company hereby grants to each Investor a right of first refusal with respect to future sales by the Company of New Securities. For purposes of this Section 2.2, the term “Investor” shall include any general partners and Affiliates of an Investor, and each Investor shall be entitled to apportion the right of first refusal hereby granted to it among itself and its partners and Affiliates in such proportions as it deems appropriate. Subject to Section 2.2(d), each time the Company proposes to offer any New Securities, the Company shall first make an offering of such New Securities to each Investor in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (the “Notice”) to each Investor stating: (i) its bona fide intention to offer such New Securities; (ii) the number of such New Securities to be offered; and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) Within thirty (30) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities which equals the proportion that the number of Registrable Securities then held by such Investor bears to the total number of Registrable Securities then outstanding (such Investor’s “Pro Rata Amount”). The Company shall promptly, in writing, inform each Investor that elects to purchase all of the New Securities available to it (each, a “Participating Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such notice, each Participating Investor shall be entitled to obtain that portion of the New Securities for which Investors were entitled to, but did not, subscribe equal to the proportion that the number of Registrable Securities then held by such Participating Investor bears to the total number of Registrable Securities then held by all Participating Investors who wish to purchase some of the unsubscribed New Securities.

(c) If all New Securities that Investors are entitled to obtain pursuant to Section 2.2(b) are not subscribed for as provided in Section 2.2(c), the Company may, during the sixty (60) day period following the expiration of the period provided in Section 2.2(c), offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than that, and upon terms no more favorable to such person or persons than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance herewith.

(d) The rights of first refusal granted under this Section 2.2, including notice with respect thereto, may be waived pursuant to Section 5.5 of this Agreement. Notwithstanding the foregoing, if any of the waiving Investors purchase New Securities covered by the waiver (any such purchase of New Securities, a “Waiver Purchase”), then each Investor shall have the right to purchase up to the same percentage of its Pro Rata Amount of the New Securities purchased by the waiving Investor who purchased the highest percentage of its respective Pro Rata Amount of the New Securities (such right, a “ROFR Revival Right”). The rights of first refusal of each Investor under this Section 2.2 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 1.12.

2.3 Inspection Rights. Subject to the execution of reasonable nondisclosure agreements (if appropriate), each Investor shall have the right to visit and inspect any of the properties of the Company, to discuss the affairs, finances and accounts of the Company with its officers, and to review such information as is reasonably requested all at such reasonable times (during normal business hours) and as often as may be reasonably requested for any purpose reasonably related to such Investor’s interest as a stockholder of the Company; provided, however, that the Company shall not be obligated under this Section 2.3 to provide access to a competitor of the Company or to provide information which the Board of Directors determines in good faith is confidential (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or attorney-client privileged and should not, therefore, be disclosed. For the purposes of this Agreement, no person or entity or any of its Affiliates that is a venture capital or other investment fund or professional investment manager whose primary business is making investments in operating companies shall be deemed a competitor of the Company.

2.4 Observation Rights. Each of Avalon, Bregua, EcoR1, RA Capital, Janus, BVF, Surveyor and OrbiMed shall have the right, for so long as such Investor continues to own shares of Preferred Stock, to designate one (1) individual (each, an “Observer”) who shall be entitled to notice of, to attend, and participate in, as a nonvoting observer, and to any documentation distributed to members before, during and after, all meetings of the Board of Directors, including executive sessions of the Board of Directors, at the same time and in the same manner as provided to the Board of Directors. The Company reserves the right to exclude any such Observer from any meeting or portion thereof of the Board of Directors, and to withhold access to any material or portion thereof provided to the directors, if the Board of Directors believes, in good faith, in reliance upon the advice of counsel, and after discussing with such Observer, that: (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; or (ii) access to such information or attendance at such meeting could result in a conflict of interest between Avalon, Bregua, EcoR1, RA Capital, Janus, BVF, Surveyor or OrbiMed, as applicable, and the Company. Each of Avalon, Bregua, EcoR1, RA Capital, Janus, BVF, Surveyor and OrbiMed agrees, and any representative of Avalon, Bregua, EcoR1, RA Capital, Janus, BVF, Surveyor or OrbiMed will agree, to hold any confidential information provided to or learned by it in connection with its rights under this Section 2.4 in accordance with the confidentiality obligations in Section 2.5 below. The Company shall reimburse each Observer for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

2.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5 by such Investor),(b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.5 (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of the Agreement, including, without limitation, quarterly or annual reports; or (v) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that, with respect to this clause (v), such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.6 Material Non-Public Information. The Company understands and acknowledges that in the regular course of Surveyor’s business, Surveyor and its Affiliates will invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that before providing any material non-public information about a Public Company (“Public Company Information”) to Surveyor or its representatives (or any of their respective Affiliates), the Company shall provide notice to Surveyor’s Compliance Officer at SCComplianceAppvl@citadel.com if the Company becomes aware of any materials that the Company may provide to Surveyor which may include Public Company Information (which notice shall include a brief high level description of such Public Company Information) and Surveyor shall determine whether to receive such materials. The Company shall not disclose Public Company Information to Surveyor or its representatives (or any of their respective Affiliates) without prior written authorization from Surveyor’s Compliance Officer listed above and Surveyor shall not be entitled to any of the rights under this Agreement with respect to such Public Company Information until such authorization is granted. The Company may withhold or redact the applicable portions of any reports or information provided to Surveyor that the Company reasonably believes constitutes Public Company Information; provided, that the Company has provided advance notice of such Public Company Information to Surveyor’s Compliance Officer pursuant to the terms of the second sentence of this Section 2.6 and such Compliance Officer has not provided written instructions to the Company requesting that such information be disclosed to Surveyor or its representatives (or any of their respective Affiliates). In addition, the Company understands and acknowledges that in no event shall any Investor’s confidentiality and non-use obligations hereunder be deemed or construed as limiting such Investor’s or its representatives’ (or any of their respective Affiliates’) ability to trade any security of a Public Company. “Surveyor” means Citadel Multi-Strategy Equities Master Fund Ltd.

2.7 Termination of Certain Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force or effect upon the earlier of: (i) the consummation of the sale of securities pursuant to a Qualifying IPO; (ii) the first date upon which none of the Registrable Securities are outstanding; or (iii) a Liquidation (as defined in the Restated Certificate).

3. RESTRICTIONS ON TRANSFER.

3.1 General Restrictions. Each Holder agrees not to make any disposition of all or any portion of its Registrable Securities unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) The transferee has agreed in writing to be bound by the terms of this Agreement; (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (iii) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

3.2 Exceptions. Notwithstanding the provisions of Section 3.1, no such restriction shall apply to a transfer by a Holder that is: (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder or such Holder’s family member(s), (v) made pursuant to SEC Rule 144 or (vi) made by a Holder to any other Affiliate of such Holder; provided, however, that in each case other than (v) above the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he, she or it were an original Holder hereunder.

3.3 Legends. Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

3.4 Removal of Legends. The Company shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Company has completed the initial public offering of shares of Common Stock registered under the Securities Act and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend. In addition, any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

4. ADDITIONAL COVENANTS

4.1 Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, including a majority of the Preferred Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors, including a majority of the Preferred Directors, determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 4.1 to the contrary, for so long as a Preferred Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least three (3) million dollars unless approved by a majority of the Preferred Directors, shall include each Investor entitled to designate a

Preferred Director pursuant to the Stockholders’ Agreement as additional insureds in such policy, and shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Investors a certification that such a Directors and Officers liability insurance policy remains in effect.

4.2 Employee Agreements. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, the Company will cause each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure, proprietary rights assignment and non-solicitation agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors, including a majority of the Preferred Directors.

4.3 Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, all employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 1.10. Without the prior approval by the Board of Directors, including a majority of the Preferred Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 4.3. In addition, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, the Company (x) shall not offer or allow any acceleration of vesting, and (y) shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s initial public offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

4.4 Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

4.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

4.6 Expenses of Counsel. In the event of a transaction which is a Company Transaction (as defined in the Stockholder Agreement), the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the Investors (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Company Transaction, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute a Company Transaction. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one (1) or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense (or common interest) agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company’s counsel. In the event that one (1) or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense (or common interest) agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

4.7 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the Preferred Directors nominated to serve on the Board of Directors by one (1) or more Investors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one (1) or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Preferred Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Preferred Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Preferred Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Preferred Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Preferred Director), without regard to any rights such Preferred Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Preferred Director with respect to any claim for which such Preferred Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Preferred Director against the Company. The Preferred Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 4.7 and shall have the right, power and authority to enforce the provisions of this Section 4.7 as though they were a party to this Agreement.

4.8 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Avalon, Bregua, RA Capital, OrbiMed, Correlation Ventures II, L.P., Surveyor, Janus and each Janus Investor, Samsara Biocapital, L.P., 436, L.P., BVF, EcoR1, Logos and Hartford Healthcare Endowment, LLC (together with their Affiliates) (each a “Fund”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, each Fund shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by a Fund in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of a Fund to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

4.9 Termination of Certain Covenants. The covenants set forth in this Section 4, except for the covenants set forth in Sections 4.6, 4.7 and 4.8, shall terminate and be of no further force or effect upon the earliest of: (i) the consummation of the sale of securities pursuant to a Qualifying IPO; (ii) the first date upon which none of the Registrable Securities are outstanding; or (iii) a Liquidation.

5. MISCELLANEOUS.

5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to each of the Investors, as applicable, at the respective addresses set forth on the signature page of this document or at such other address(es) as the Company or any such Investor may designate by ten (10) days advance written notice to the other parties hereto.

5.4 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.5 Amendments and Waivers. Except as expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Requisite Holders. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies on its face to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 2.2 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) and (b) if the second sentence of Section 2.2(d) is amended, terminated or waived pursuant to the provisions of this Section 5.5, and an Investor purchases New Securities in an offering that is made in connection with such amendment, termination or waiver which would constitute a Waiver Purchase, then each Investor shall have a ROFR Revival Right. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

5.6 Severability. If one or more provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable under applicable legal requirements, the parties agree to promptly renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement in writing for such provision, then: (i) such provision shall be excluded from this Agreement; (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded; and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

5.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to its principles of conflict of laws.

5.8 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

5.9 Counterparts; Execution by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile (or similar electronic means) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

5.10 Effect on Prior Agreement. Upon the execution and delivery of this Agreement, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by this Agreement and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period under Section 2.2 of the Prior Agreement applicable to the transactions contemplated by the Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

COMPANY:

JANUX THERAPEUTICS, INC.

/s/ David Campbell
Name:	David Campbell, Ph.D.
Title:	President and Chief Executive Officer

Address:	11099 North Torrey Pines Road Suite 290
La Jolla, California 92037

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

AVALON VENTURES XI, L.P.

By:	Avalon Ventures XI GP, LLC
Its:	General Partner

/s/ Tighe Reardon
Name:	Tighe Reardon
Title:	Authorized Signatory

Address:	1134 Kline Street,
La Jolla, California 92037

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ABV SPV I, LP

By:	Avalon Ventures XI GP, LLC
Its:	General Partner

/s/ Tighe Reardon
Name:	Tighe Reardon
Title:	Authorized Signatory

Address:	1134 Kline Street
La Jolla, California 92037

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

BREGUA CORPORATION

/s/ Klaus Dorner
Name:	Klaus Dorner
Title:	Director

Address:

Wickhams Cay, P.O. Box 146
Road Town, Tortola VG 1110, BVI
Tel.:
e-mail:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

CORRELATION VENTURES II, L.P.
As nominee for:
Correlation Ventures II, L.P.
Correlation Ventures Executives Fund II, L.P.
By: Correlation Ventures II GP, LLC

/s/ David Coats
Name:	David Coats
Title:	Managing Member

Address:	9255 Town Centre Drive, Suite 350
San Diego, CA 92121

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street
18th Floor
Boston, MA 02116
Attn: General Counsel
Email: legal@racap.com

RA CAPITAL NEXUS FUND II, L.P.

By: RA Capital Nexus Fund II GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street
18th Floor
Boston, MA 02116
Attn: General Counsel
Email: legal@racap.com

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ORBIMED PRIVATE INVESTMENTS VIII, LP

By: OrbiMed Capital GP VIII LLC,
Its General Partner

By: OrbiMed Advisors LLC,
Its Managing Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

Address:	c/o OrbiMed Advisors LLC
601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel: +1 (212) 739-6400
Email: Legal@OrbiMed.com
Attention: General Counsel

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

THE BIOTECH GROWTH TRUST PLC

By: OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

Address:	601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel: +1 (212) 739-6400
Email: Legal@OrbiMed.com
Attention: General Counsel

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ORBIMED GENESIS MASTER FUND, L.P.

By: OrbiMed Genesis GP LLC,
Its General Partner

By: OrbiMed Advisors LLC,
Its Managing Member

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

Address:	601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel: +1 (212) 739-6400
Email: Legal@OrbiMed.com
Attention: General Counsel

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

SAMSARA BIOCAPITAL, L.P.

By:	Samsara BioCapital GP, LLC,
General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju
Title:	Managing General Partner

436, L.P.

By:	436 GP, LLC,
General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju, MD, PhD
Title:	Managing Member

Address: 628 Middlefield Road
Palo Alto, CA 94301
Email:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.
By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Shellane Mulcahy

Name:	Shellane Mulcahy

Title:	Authorized Signatory

Address:
c/o Citadel Advisors LLC
601 Lexington Avenue
New York, New York 10022
Attention: Harry Greenbaum

With copies to:

Choate, Hall & Stewart, LLP
Two International Place
Boston, MA 02100
Attention: Brian P. Lenihan and Tobin P. Sullivan

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

HARTFORD HEALTHCARE ENDOWMENT, LLC

By:	/s/ David Holmgren
Name:	David J. Holmgren
Title:	Chief Investment Officer

Address:

80 Seymour Street - Cheney Bldg
Hartford, CT 06102

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

JANUS HENDERSON CAPITAL FUNDS PLC ON BEHALF OF ITS SERIES JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

JANUS HENDERSON HORIZON FUND - BIOTECHNOLOGY FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

Address:

Janus Capital Management LLC,
151 Detroit Street
Denver, CO 80206
Attn: Andrew Acker
Attn: Angela Morton

with a copy, which shall not constitute notice, to:

Perkins Coie LLP
3150 Porter Drive
Palo Alto, CA 94306
Attn: Adrian Rich (Email: arich@perkinscoie.com)

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

ECOR1 CAPITAL FUND, L.P.
By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman,
Title:	Manager

ECOR1 CAPITAL FUND QUALIFIED, L.P.
By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman,
Title:	Manager

ECOR1 VENTURE OPPORTUNITY FUND, L.P.
By: Biotech Opportunity GP, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman,
Title:	Manager

Address:

357 Tehama Street #3
San Francisco, CA 94103
Attn: Scott Perlen

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

LOGOS OPPORTUNITIES FUND II, L.P.
By: Logos Opportunities II GP, LLC
Its General Partner

By:	/s/ Graham Walmsley
Name:	Graham Walmsley
Title:	Managing Member

Address:	c/o Logos Capital
1 Letterman Drive
Building D, Suite D3-700
San Francisco, CA 94129
Attn: Virginia Yee
Email:

By:	/s/ Arsani William
Name:	Arsani William
Title:	Managing Partner

Address:	c/o Logos Capital
1 Letterman Drive
Building D, Suite D3-700
San Francisco, CA 94129
Attn: Virginia Yee
Email:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC, itself
General Partner of Biotechnology Value Fund, L.P.

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC, itself
General Partner of Biotechnology Value Fund II, L.P.

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P.,
itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

Address:

c/o BVF Partners L.P. 44 Montgomery St., 40th Floor
San Francisco, CA 94104
Attn: James Kratky, CFO, CCO
Email:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

Avalon Ventures XI, L.P.

ABV SPV I, LP

Bregua Corporation

Correlation Ventures II, L.P.

RA Capital Healthcare Fund, L.P.

RA Capital Nexus Fund II, L.P.

OrbiMed Private Investments VIII, LP

The Biotech Growth Trust PLC

OrbiMed Genesis Master Fund, L.P.

WS Investment Company, LLC (2018A)

Janus Henderson Global Life Sciences Fund

Janus Henderson Capital Funds plc - Janus Henderson Global Life Sciences Fund

Janus Henderson Biotech Innovation Master Fund Limited

Janus Henderson Horizon Fund - Biotechnology Fund

Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.

Biotechnology Value Trading Fund OS, L.P.

EcoR1 Capital Fund, L.P.

EcoR1 Capital Fund Qualified, L.P.

EcoR1 Venture Opportunity Fund, L.P.

Citadel Multi-Strategy Equities Master Fund Ltd.

Samsara Biocapital, L.P.

436, L.P.

Logos Opportunities Fund II, L.P.

Hartford Healthcare Endowment, LLC

JANUX THERAPEUTICS, INC.

AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of June 4, 2021 by and among JANUX THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the undersigned persons and entities (the “Requisite Holders”).

RECITALS:

A. The Company and the Requisite Holders are bound by the terms of that certain Amended and Restated Investors’ Rights Agreement, dated April 15, 2021, by and among the Company and the investors listed on Schedule A attached thereto (the “Rights Agreement”).

B. The Company and the Requisite Holders constitute the requisite parties to amend the Rights Agreement pursuant to the terms thereof.

C. The Company and the Requisite Holders desire to amend the Rights Agreement as provided herein.

AGREEMENT:

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound and to bind all other parties to the Rights Agreement (and their respective successors and assigns), agree as follows:

1. Amendments to Rights Agreement.

(a) Section 1.1(q) of the Rights Agreement is hereby deleted in its entirety and replaced with:

“The term “Qualifying IPO” means the firmly underwritten initial public offering of shares of Common Stock at a per share price not less than the Series B Original Purchase Price (as defined in the Restated Certificate) resulting in proceeds to the Company of at least $50,000,000 in the aggregate (after deducting any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such offering and any expenses payable by the Company in connection with such offering).”

2. Remaining Provisions. Upon the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Rights Agreement as amended by this Amendment, and each reference to the Rights Agreement in any other document, instrument or agreement executed or delivered in connection with the Rights Agreement shall mean and be a reference to the Rights Agreement as amended by this Amendment. All provisions of the Rights Agreement not specifically amended by this Amendment shall remain in full force and effect.

3. Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Amendment shall be binding on all parties to the Rights Agreement (including those who are not signatories of this Amendment) pursuant to the applicable provisions of the Rights Agreement.

[Signature pages follow]

The undersigned have executed this AMENDMENT TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT to be effective as of the date first written above.

COMPANY:

JANUX THERAPEUTICS, INC.

/s/ David Campbell
Name:	David Campbell, Ph.D.
Title:	President and Chief Executive Officer

Address:	11099 North Torrey Pines Road Suite 290
La Jolla, California 92037

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

AVALON VENTURES XI, L.P.

By:	Avalon Ventures XI GP, LLC
Its:	General Partner

/s/ Jay Lichter
Name:	Jay Lichter
Title:	Authorized Signatory

Address:	1134 Kline Street,
La Jolla, California 92037

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ABV SPV I, LP

By:	Avalon Ventures XI GP, LLC
Its:	General Partner

/s/ Jay Lichter
Name:	Jay Lichter
Title:	Authorized Signatory

Address:	1134 Kline Street
La Jolla, California 92037

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

BREGUA CORPORATION

/s/ Klaus Dorner
Name:	Klaus Dorner
Title:	Director

Address:

Wickhams Cay, P.O. Box 146
Road Town, Tortola VG 1110, BVI
Tel.: e-mail:

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

CORRELATION VENTURES II, L.P.
As nominee for:
Correlation Ventures II, L.P.
Correlation Ventures Executives Fund II, L.P.
By: Correlation Ventures II GP, LLC

/s/ David Coats
Name: David Coats
Title: Managing Member

Address:	9255 Town Centre Drive, Suite 350 San Diego, CA 92121

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTORS:

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street
18th Floor
Boston, MA 02116
Attn: General Counsel
Email: legal@racap.com

RA CAPITAL NEXUS FUND II, L.P.

By:	RA Capital Nexus Fund II GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street
18th Floor
Boston, MA 02116
Attn: General Counsel
Email: legal@racap.com

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ORBIMED PRIVATE INVESTMENTS VIII, LP

By:	OrbiMed Capital GP VIII LLC,
Its General Partner

By:	OrbiMed Advisors LLC,
Its Managing Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

Address:	c/o OrbiMed Advisors LLC
601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel: +1 (212) 739-6400
Email: Legal@OrbiMed.com
Attention: General Counsel

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

THE BIOTECH GROWTH TRUST PLC

By: OrbiMed Capital LLC, solely in its
capacity as Portfolio Manager

By:	/s/ C. Scotland Stevens
Name: C. Scotland Stevens
Title: Member

Address:
601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel: +1 (212) 739-6400
Email: Legal@OrbiMed.com
Attention: General Counsel

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ORBIMED GENESIS MASTER FUND, L.P.

By: OrbiMed Genesis GP LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ C. Scotland Stevens
Name: C. Scotland Stevens
Title: Member

Address:
601 Lexington Avenue, 54th Floor
New York, NY 10022
Tel: +1 (212) 739-6400
Email: Legal@OrbiMed.com
Attention: General Counsel

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.
By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Christopher Ramsay

Name:	Christopher Ramsay

Title:	Authorized Signatory

Address:

c/o Citadel Advisors LLC 601 Lexington Avenue
New York, New York 10022
Attention: Harry Greenbaum

With copies to:

Choate, Hall & Stewart, LLP
Two International Place
Boston, MA 02100
Attention: Brian P. Lenihan and Tobin P. Sullivan

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]

INVESTOR:

ECOR1 CAPITAL FUND, L.P.
By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman,
Title:	Manager

ECOR1 CAPITAL FUND QUALIFIED, L.P.
By: EcoR1 Capital, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman,
Title:	Manager

ECOR1 VENTURE OPPORTUNITY FUND, L.P.
By: Biotech Opportunity GP, LLC, its General Partner

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman,
Title:	Manager

Address:

357 Tehama Street #3
San Francisco, CA 94103
Attn: Scott Perlen

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement]